Exhibit 10.6

NMP ACQUISITION CORP.

555 Bryant Street, No. 590

Palo Alto, CA 94301

June 30, 2025

Next Move Capital LLC

Re:	Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between NMP Acquisition Corp. (the “Company”) and Next Move Capital LLC (the “Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the effectiveness of the Company’s initial public offering (the “Commencement Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (as amended from time to time, the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i)	the Sponsor, or any of its affiliates, shall make available, or cause to be made available, to the Company, office space and administrative and support services. In exchange therefor, the Company shall begin accruing payments in the sum of $20,000 per month on the Commencement Date and continuing monthly thereafter until the Termination Date, which will be paid to the Sponsor or its affiliates, as applicable, by the Company on the Termination Date, unless such amounts are paid to the Sponsor earlier than the Termination Date from permitted withdrawals (as defined below); and

(ii)	the Sponsor and any of its affiliates hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

(iii)	As used in this letter agreement, “permitted withdrawals” shall mean amounts withdrawn from the Trust Account (x) to fund the Company’s working capital requirements, up to $300,000, in the aggregate, of the interest earned on the Trust Account, and/or (y) to pay the Company’s income and franchise taxes, if any, provided that all permitted withdrawals can only be made from interest and not from the principal held in the Trust Account.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

[Signature Page Follows]

Very truly yours,

NMP ACQUISITION CORP.

By:	/s/ Melanie Figueroa
Name:	Melanie Figueroa
Title:	Chief Executive Officer and Director

AGREED TO AND ACCEPTED BY:

NEXT MOVE CAPITAL LLC

Next Move Partners LLC, as Managing Member

By:	/s/ Melanie Figueroa
Name:	Melanie Figueroa
Title:	Co-Managing Member

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Co-Managing Member

[Signature Page to Administrative Services Agreement]